                                FORM 8-K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                      -----------------------------------

           Date of Report (Date of earliest event reported): January 18, 2000


                           AFFILIATED MANAGERS GROUP, INC.
                  (Exact name of Registrant as specified in charter)



          Delaware                   001-13459                  043218510
(State or other jurisdiction   (Commission file number)       (IRS employer
      of incorporation)                                     identification no.)


                  Two International Place, 23rd Floor, Boston, MA 02110
                   (Address of principal executive offices)  (Zip Code)


                                  (617)  747-3300
                   (Registrant's telephone number, including area code)

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Item 5.  Other Events

     On January 18, 2000, Affiliated Managers Group, Inc. ("AMG") acquired an approximately 70% equity interest in Frontier Capital Management Company, LLC ("Frontier"), with senior executives at Frontier owning the remaining interest. This transaction will be accounted for under the purchase method of accounting. AMG financed the purchase price out of borrowings under its existing revolving credit facility.

     Frontier is a Boston-based asset management company which managed approximately $5.0 billion in assets at December 31, 1999. Frontier provides investment services to a diverse client base including corporate, public and multi-employer pension and profit sharing plans, foundations, endowments, and high net worth individuals. The Frontier approach to asset management is a highly disciplined stock selection process driven by intensive internal research which targets companies with prospects for above-average earnings growth over extended time periods. The firm offers seven investment management products: small-cap growth equity, growth equity, capital appreciation, mid-cap growth equity, large-cap growth equity, balanced, and long/short investment partnerships. Frontier was founded in 1980 by the firm's Chairman, J. David Wimberly, who, along with President Thomas W. Duncan and Frontier's other management partners, will continue to run the day-to-day operations of Frontier.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

     (a) Financial Statements of Businesses Acquired.
         Not required.

     (b) Pro Forma Financial Statements
         Not required.

     (c) Exhibits


Number   Description
------   -----------

99.1 Press Release, dated October 18, 1999 (filed for informational purposes).

99.2     Press Release, dated January 18, 2000.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AFFILIATED MANAGERS GROUP, INC.


                                       By:  /s/ Darrell W. Crate
                                            ---------------------------
                                            Name:  Darrell W. Crate
                                            Title: Senior Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer (and also
                                                   as Principal Financial and
                                                   Accounting Officer)